HOTCHKIS & WILEY FUNDS
SIXTH AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS SIXTH AMENDMENT dated as of the ____ day of October, 2012, to the Distribution Agreement, dated as of February 18, 2005, as amended August 15, 2005, February 6, 2006, January 1, 2008, February 5, 2009, and November 17, 2010 (the "Agreement"), is entered into by and among HOTCHKIS & WILEY FUNDS, a Delaware statutory trust (the "Trust"), HOTCHKIS & WILEY CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (the “Advisor”) and QUASAR DISTRIBUTORS, LLC, a Delaware limited liability company (the “Distributor").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Funds of the Agreement; and

WHEREAS, Section 10.B of the Agreement allows for its amendment by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree that Exhibit A of the Agreement is superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

HOTCHKIS & WILEY FUNDS		QUASAR DISTRIBUTORS, LLC

By:	/s/ Anna Marie Lopez	By:	/s/ James R. Schoenike
Printed Name:	Anna Marie Lopez	Printed Name:	James R. Schoenike
Title:	President	Title:	President

HOTCHKIS & WILEY CAPITAL MANAGEMENT, LLC

By:	/s/ Anna Marie Lopez
Printed Name:	Anna Marie Lopez
Title:	Chief Operating Officer

Amended Exhibit A to the Distribution Agreement – Hotchkis and Wiley Funds

Fund Names

Separate Series of HOTCHKIS & WILEY FUNDS

Name of Series	Date Added
Hotchkis & Wiley Value Opportunities Fund	12-31-2002
Hotchkis & Wiley Diversified Value Fund	08-24-2004
Hotchkis & Wiley Large Cap Value Fund	10-19-2001
Hotchkis & Wiley Mid-Cap Value Fund	10-19-2001
Hotchkis & Wiley Small Cap Value Fund	10-19-2001
Hotchkis & Wiley High Yield Fund	03-31-2009
Hotchkis & Wiley Capital Income Fund	12-31-2010
Hotchkis & Wiley Global Value Fund	on or after 12-31-2012